UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 6, 2016

WASHINGTON PRIME GROUP INC.

(Exact name of registrant as specified in its charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, Washington Prime Group Inc. (the “Registrant” or “Company”) entered into an employment agreement (the “Agreement”) with Mr. Louis G. Conforti, 52, under which Mr. Conforti will serve as the Chief Executive Officer of the Registrant. Mr. Conforti has served as the Registrant’s Interim Chief Executive Officer since June 20, 2016. Both the Compensation Committee (the “Committee”) and the Board of Directors of the Company (the “Board”) approved the Agreement in connection with appointing Mr. Conforti to the office of Chief Executive Officer. Mr. Conforti will continue to serve as a member of the Board. The biographical information for Mr. Conforti is contained in Exhibit 99.1 and incorporated herein by reference.

Under the Agreement, Mr. Conforti will serve as the Chief Executive Officer of the Registrant for a term ending on December 31, 2019 (the “Employment Period”) unless the Employment Period is earlier terminated pursuant to the terms of the Agreement. Provided there is not an early termination of the Agreement on December 31, 2019 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period shall automatically extend so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the Agreement gives written notice to the other that the Employment Period shall not be so extended. The Agreement describes Mr. Conforti’s salary, cash incentive, equity, severance, and change in control compensation which are each summarized below.

i.	Salary and Cash Incentive Compensation

Pursuant to the Agreement, Mr. Conforti shall receive salary compensation until December 31, 2016 at the annual base salary rate stated in the Letter Agreement, dated June 20, 2016, that describes the terms of Mr. Conforti’s service as the Registrant’s Interim Chief Executive Officer. The aforementioned Letter Agreement is filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on June 24, 2016. Commencing January 1, 2017, Mr. Conforti shall receive for the remainder of the Employment Period an annual base salary at a rate of Nine Hundred Thousand Dollars ($900,000) subject to review by the Committee for adjustment at least annually (“Base Salary”). Additionally, the Agreement provides that Mr. Conforti shall be eligible for an annual cash bonus commencing with the Company’s 2017 fiscal year pursuant to the terms of the Registrant’s annual incentive plan as in effect from time to time (the “Bonus Plan”). Under the Agreement, Mr. Conforti’s target annual bonus shall be 150% of Base Salary (“Target Bonus”) and the actual bonus payment may range from 0% to 200% of the Target Bonus based upon the level of achievement of performance goals established under the Bonus Plan.

ii.	Equity Compensation

Under the Agreement, Mr. Conforti received an initial grant of Two Hundred Eight-Four Thousand Four Hundred and Eighty-Three (284,483) restricted stock units (“RSUs”) from the Washington Prime Group, L.P. 2014 Stock Incentive Plan (the “2014 Plan”). The awarded RSUs (the “Initial Grant”) shall all vest on October 6, 2019, subject to Mr. Conforti’s continued employment with the Registrant through the vesting date, and entitle Mr. Conforti to receive one common share of the Registrant in exchange for one vested RSU. Other equity compensation that Mr. Conforti shall be eligible to receive under the Agreement includes: (A) a one-time $1.5 million allocation of performance stock units (“PSUs”) of the Company on the date the Company makes its 2017 annual equity awards to its senior executive officers (the “2017 Award Date”) and (B) a one-time $1.5 million grant of RSUs on the 2017 Award Date (the “2017 RSU Grant”). Mr. Conforti will be entitled to dividend equivalents for the unvested RSUs that comprise the Initial Grant and the 2017 RSU Grant and paid such dividend equivalents at the same time corresponding dividends are paid to the Company’s stockholders. With respect to PSUs, during the performance period for these securities, dividend equivalents will accrue with respect to the number of PSUs that actually vest at the end of the applicable performance period and such dividend equivalents will be paid to Mr. Conforti at the time the PSUs are settled, provided, Mr. Conforti is employed with the Registrant through the end of the applicable performance and vesting period, and is in compliance with the Agreement.

iii.	Severance and Change in Control Compensation

Under the Agreement, if during the Employment Period (including any renewals thereof): (A) the Company shall terminate Mr. Conforti’s employment for cause (as defined in the Agreement), for any reason other than cause, or as a result of Mr. Conforti’s death or disability (as defined in the Agreement); or (B) Mr. Conforti terminates his employment for good reason (as defined in the Agreement) or without good reason, then the Company shall, as appropriate and applicable under the Agreement, pay to Mr. Conforti (or his estate) certain cash payments and provide specified benefits, including, but not limited to, the acceleration of the vesting of equity awards that he holds, has been allocated, or earned. Lastly, in the event of a change in control (as defined in the Agreement) of the Company, the Agreement permits the accelerated vesting of certain equity awards held by or earned by Mr. Conforti subject to the satisfaction of certain conditions and, in the event that Mr. Conforti’s employment is terminated upon or within two years following a change in control, then the Company shall pay and provide to Mr. Conforti, as applicable, certain cash payments and specified benefits.

iv.	Other Terms

Lastly, the Agreement contains provisions that: (A) subject Mr. Conforti to restrictive covenants regarding non-competition, non-solicitation, confidentiality and non-disparagement for one year following the date of Mr. Conforti’s termination; (B) obligate the Company, subject to the satisfaction of certain conditions, to pay up to Twenty-Five Thousand Dollars ($25,000) in legal and other advisor fees incurred and invoiced by Mr. Conforti in connection with the preparation of the Agreement; and (C) in the event of a restatement of the Company’s consolidated financial statements, permit the Board to take appropriate action to recoup from Mr. Conforti any portion of any bonus and other equity or non-equity compensation received by him the payment, grant or vesting of which was tied to the achievement of one or more specific performance targets, which bonus or other compensation would not have been paid, granted or vested based on the restated financial statements for the applicable period; provided, that such actions are commensurate with those actions taken with respect to other senior executives of the Company who are or were similarly situated.

The foregoing is only a summary of certain terms and provisions of the Agreement which are qualified in their entirety by Exhibit 10.1 which is incorporated by reference herein. A copy of the press release announcing Mr. Conforti’s appointment is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Employment Agreement, dated October 6, 2016, by and between Washington Prime Group Inc. and Louis G. Conforti.
10.2	Employee Restricted Stock Unit Award Agreement, dated October 6, 2016, among Washington Prime Group Inc., Washington Prime Group, L.P. and Louis G. Conforti.
99.1	Biographical information for Mr. Louis G. Conforti.
99.2	Press release, dated October 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.

	By:	/s/ Robert P. Demchak
Date: October 11, 2016	Name:	Robert P. Demchak
	Title:	Executive Vice President, General Counsel and Corporate Secretary